ELEVATE CREDIT ANNOUNCES THIRD QUARTER 2021 RESULTS1
Strong Quarterly Revenue and Loan Growth
$25 Million Increase to Share Repurchase Program

FORT WORTH, TX - November 2, 2021 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the third quarter ended September 30, 2021.

“I am very pleased by the tremendous growth on our platform over the last quarter," said Jason Harvison, Elevate CEO. “Consumer demand, combined with many of the enhancements we have made over the last year, has led to breakout loan growth for Elevate. While short-term earnings will be compressed due to growth, we are very excited for the opportunities ahead in 2022.”
Third Quarter 2021 Financial Results2
•Combined loans receivable - principal: Combined loans receivable - principal totaled $512.9 million at September 30, 2021, a sequential quarter increase of 28% from $399.3 million at June 30, 2021 and an increase of $135.7 million, or 36%, from $377.2 million at September 30, 2020. The portfolio experienced growth in all three loan products during the third quarter of 2021.
•Revenues: Revenues increased 20% during the third quarter of 2021 to $112.8 million, compared to $94.2 million for the third quarter of 2020. The increase in quarterly revenue is primarily attributable to higher average combined loans receivable-principal resulting from growth in all products year over year.
•Credit quality: The combined loan loss reserve at September 30, 2021 totaled $56.2 million, or 10.5% of combined loans receivable compared to 12.8% a year ago reflecting the continued strong credit performance of the loan portfolio. The portfolio continues to perform within established credit targets.

__________________________
1Our 2021 results and comparable periods are presented on a continuing operations basis and exclude the results of discontinued operations in the UK, unless otherwise stated. Elevate exited the UK market in the second quarter of 2020.
2Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings (loss), Adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable, and combined loan loss reserve are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•Net income (loss) and Adjusted earnings (loss): Net loss for the three months ended September 30, 2021 totaled $(11.0) million compared to net income of $21.1 million in the third quarter of 2020. Adjusted earnings (loss) was $(9.4) million compared to $17.4 million in the third quarter of 2020. Net loss and Adjusted loss in the third quarter of 2021 resulted from the upfront costs associated with credit provisioning and direct marketing expense that are incurred with the increased loan origination volume experienced during the quarter. The third quarter of 2020 net income is reflective of minimum loan origination volume and a declining loan portfolio which was heavily impacted by the COVID-19 pandemic and related government stimulus. The number of new and former customer loans originated during the third quarter of 2021 totaled approximately 88,000 loans, almost four times the new and former loans originated in the prior year third quarter.
Fully diluted earnings (loss) per share for the third quarter of 2021 totaled $(0.33), a decrease from $0.52 per fully diluted share a year ago. Adjusted fully diluted earnings (loss) per share for the third quarter of 2021 totaled $(0.28), a decrease from $0.42 per fully diluted share a year ago. See "Non-GAAP Financial Measures" for a reconciliation of the non-GAAP measures of adjusted earnings (loss) and adjusted diluted earnings (loss) per share.
•Adjusted EBITDA: Adjusted EBITDA totaled $3.0 million in the third quarter of 2021, down from $39.8 million in the third quarter of 2020. The Adjusted EBITDA margin for the third quarter of 2021 was 2.7%, down from 42.3% in the prior-year third quarter due to the compressed margins experienced with a growing loan portfolio.
Year-to-date 2021 Financial Results2
•Revenues: Revenues decreased during the nine months ended September 30, 2021 to $287.1 million, compared to $374.6 million for the nine months ended September 30, 2020. The decrease in revenue is primarily attributable to a lower average combined loans receivable-principal coupled with lower effective APRs earned on the loan portfolio.
•Net income (loss): Net loss for the nine months ended September 30, 2021 totaled $(1.3) million, down $26.0 million compared to $24.7 million in the first nine months of 2020. Fully diluted earnings (loss) per share for the first nine months of 2021 totaled $(0.04), a decrease from $0.58 per fully diluted share a year ago.
•Adjusted earnings: Adjusted earnings were $248 thousand and $45.7 million for the nine months ended September 30, 2021 and 2020, down $45.5 million from the prior year period. Adjusted diluted earnings per share for the nine months ended September 30, 2021 totaled $0.01 compared to $1.07 for the comparative period in 2020. See "Non-GAAP Financial Measures" for a reconciliation of the non-GAAP measures of adjusted earnings and adjusted diluted earnings per share.
•Adjusted EBITDA: Adjusted EBITDA totaled $46.2 million for the nine months ended September 30, 2021, down from $120.0 million for the nine months ended September 30, 2020. The Adjusted EBITDA margin for the first nine months of 2021 was 16.1%, down from 32.0% in the prior-year first nine months due to the compressed margins experienced with a growing loan portfolio.
Liquidity and Capital Resources
As recently announced, the Company closed on a $50 million financing facility, with an ability to increase the facility up to $100 million, to fund continued growth of the Today Card product. This new facility provides a lower cost of capital for the Today Card product, which has a stated APR between 29%-36%, while providing diversification in the Company's lending facilities.

Interest expense in the third quarter of 2021 declined to $9.5 million compared to $11.6 million in the third quarter of 2020. The Company paid down its debt facilities by over $97 million in January 2021, while drawing down a net $84.5 million on its debt facilities to fund loan growth in the third quarter of 2021. Total debt at September 30, 2021 was $437.5 million compared to $440.6 million at September 30, 2020. With the increase in borrowings on the facilities during the recent quarter, the Company's average cost of funds on these facilities has decreased to 9.30% at September 30, 2021 as compared to 10.15% at September 30, 2020.
On October 28, 2021, the Company’s Board of Directors authorized a $25 million increase to the Company’s existing $55 million common stock repurchase program, providing for the repurchase of up to $80 million of the Company’s common stock through July 31, 2024. In addition, the Board of Director's approved an increase in the annual fiscal limit of repurchases from $25 million to $35 million.
During the third quarter of 2021, the Company purchased $5.7 million of common shares (1.6 million common shares) under the Company's previously approved common stock repurchase program or roughly 5% of common shares outstanding at the beginning of the quarter. As of September 30, 2021, the Company has repurchased approximately 31% of all common shares issued and outstanding since August 2019 under this common stock repurchase program.
Financial Outlook
For the full year 2021, the Company previously issued year-end combined loans receivable - principal guidance of $545 million to $575 million and it reaffirms this guidance. The Company also expects total revenue of $400 million to $420 million, net loss to be $(12.5) to $(17.5) million, and Adjusted EBITDA of $40 million to $50 million for the full year 2021.

Conference Call
The Company will host a conference call to discuss its third quarter 2021 financial results on Tuesday, November 2, at 4:00 pm Central Time / 5:00 pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Credit Third Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s Investor Relations website at https://investors.elevate.com/corporate-profile/.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on November 16, 2021, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13723904, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2021 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; and the Company's targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company's business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $9.5 billion in non-prime credit to more than 2.6 million non-prime consumers to date and has saved its customers more than $8.8 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Today Card. For more information, please visit http://corporate.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Laurie Steinberg, (845) 558-6370
lsteinberg@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except share and per share amounts)	2021	2020	2021	2020
Revenues	$112,835	$94,164	$287,108	$374,622
Cost of sales:
Provision for loan losses	54,903	13,164	103,098	133,216
Direct marketing costs	15,406	2,585	30,353	13,898
Other cost of sales	4,766	1,672	9,718	5,949
Total cost of sales	75,075	17,421	143,169	153,063
Gross profit	37,760	76,743	143,939	221,559
Operating expenses:
Compensation and benefits	20,445	23,921	58,038	64,239
Professional services	8,423	8,236	24,161	24,633
Selling and marketing	1,277	610	2,520	2,468
Occupancy and equipment	5,521	4,717	15,766	14,196
Depreciation and amortization	4,544	4,588	14,339	13,413
Other	656	590	2,242	2,568
Total operating expenses	40,866	42,662	117,066	121,517
Operating income (loss)	(3,106)	34,081	26,873	100,042
Other expense:
Net interest expense	(9,544)	(11,575)	(26,897)	(37,408)
Non-operating income (loss)	(198)	(1,007)	519	(6,692)
Total other expense	(9,742)	(12,582)	(26,378)	(44,100)
Income (loss) from continuing operations before taxes	(12,848)	21,499	495	55,942
Income tax expense (benefit)	(1,843)	4,883	1,829	15,311
Net income (loss) from continuing operations	(11,005)	16,616	(1,334)	40,631
Net income (loss) from discontinued operations	—	4,465	—	(15,908)
Net income (loss)	$(11,005)	$21,081	$(1,334)	$24,723

Basic earnings per share
Continuing operations	$(0.33)	$0.41	$(0.04)	$0.97
Discontinued operations	—	0.11	—	(0.38)
Basic earnings (loss) per share	$(0.33)	$0.52	$(0.04)	$0.59

Diluted earnings per share
Continuing operations	$(0.33)	$0.41	$(0.04)	$0.95
Discontinued operations	—	0.11	—	(0.37)
Diluted earnings (loss) per share	$(0.33)	$0.52	$(0.04)	$0.58

Basic weighted average shares outstanding	33,786,968	40,230,256	34,841,624	41,856,894
Diluted weighted average shares outstanding	33,786,968	40,762,330	34,841,624	42,624,808

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents*	$79,979	$197,983
Restricted cash*	4,962	3,135
Loans receivable, net of allowance for loan losses of $56,209 and $48,399, respectively*	479,621	374,832
Prepaid expenses and other assets*	13,342	10,060
Operating lease right of use assets	6,234	8,320
Receivable from CSO lenders	—	1,255
Receivable from payment processors*	8,265	6,147
Deferred tax assets, net	24,615	25,958
Property and equipment, net	31,857	34,000
Goodwill, net	6,776	6,776
Intangible assets, net	231	1,133
Total assets	$655,882	$669,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$64,543	$52,252
Operating lease liabilities	9,909	11,952
Other taxes payable	382	—
Deferred revenue*	2,914	3,134
Notes payable, net*	435,818	438,403
Total liabilities	513,566	505,741
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	204,197	200,433
Treasury stock	(39,096)	(16,492)
Accumulated deficit	(22,803)	(20,101)
Total stockholders’ equity	142,316	163,858
Total liabilities and stockholders’ equity	$655,882	$669,599

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings, adjusted diluted earnings per share, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.
Adjusted Earnings Measures
In addition to the financial information prepared in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA”, "Adjusted EBITDA margin", "Adjusted earnings (loss)", and "Adjusted diluted earnings (loss) per share" (collectively, "Adjusted Earnings Measures") in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.
Elevate defines Adjusted EBITDA as net income (loss) from continuing operations excluding the impact of income tax expense (benefit), non-operating (income) loss, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.
Elevate defines Adjusted earnings (loss) as net income (loss) from continuing operations excluding the impact of a reserve for an uncertain tax position and a contingent loss related to a legal matter (tax effected). Elevate defines Adjusted diluted earnings (loss) per share as Adjusted earnings divided by Diluted weighted average shares outstanding.
Management believes that Adjusted Earnings Measures are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses these non-GAAP financial measures frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes these non-GAAP financial measures in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.
Adjusted Earnings Measures should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. Management's use of Adjusted Earnings Measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and
•Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.
Additionally, Elevate’s definition of Adjusted Earnings Measures may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) from continuing operations for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(11,005)	$16,616	$(1,334)	$40,631
Adjustments:
Net interest expense	9,544	11,575	26,897	37,408
Share-based compensation	1,559	1,166	4,948	6,513
Depreciation and amortization	4,544	4,588	14,339	13,413
Non-operating (income) loss	198	1,007	(519)	6,692
Income tax expense (benefit)	(1,843)	4,883	1,829	15,311
Adjusted EBITDA	$2,997	$39,835	$46,160	$119,968

Adjusted EBITDA margin	2.7%	42.3%	16.1%	32.0%
Adjusted earnings (loss) and adjusted diluted earnings (loss) per share
For the three and nine months ended September 30, 2021, the Company recognized an uncertain tax position of $1.6 million in Income tax expense/(benefit) due to a recent change in tax regulations in the state of Texas that impacted the Company's previously recognized research and development state tax credits. For the three and nine months ended September 30, 2020, the Company recognized $1.0 million and $6.7 million, respectively, of charges related to a contingent loss on a legal matter in Non-operating loss. The following table presents a reconciliation of Net income (loss) from continuing operations and diluted earnings (loss) per share - continuing operations to Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share, which excludes the impact of the contingent loss and uncertain tax position:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands except per share amounts)	2021	2020	2021	2020
Net income (loss) from continuing operations	$(11,005)	$16,616	$(1,334)	$40,631
Impact of uncertain tax position	1,582	—	1,582	—
Impact of contingent loss related to a legal matter	—	1,007	—	6,692
Cumulative tax effect of adjustments	—	(239)	—	(1,590)
Adjusted earnings (loss)	$(9,423)	$17,384	$248	$45,733

Diluted earnings (loss) per share - continuing operations	$(0.33)	$0.41	$(0.04)	$0.95
Impact of uncertain tax position	0.05	—	0.05	—
Impact of contingent loss related to a legal matter	—	0.02	—	0.16
Cumulative tax effect of adjustments	—	(0.01)	—	(0.04)
Adjusted diluted earnings (loss) per share	$(0.28)	$0.42	$0.01	$1.07

Diluted weighted average shares outstanding	33,786,968	40,762,330	34,841,624	42,624,808
Effect of potentially dilutive shares outstanding*	—	—	632,631	—
Adjusted diluted weighted average shares outstanding	33,786,968	40,762,330	35,474,255	42,624,808
* Represents potentially dilutive shares that had not been included in the Company's nine months ended September 30, 2021 diluted weighted average shares outstanding as the Company is in a net loss position under U.S. GAAP. Including those shares would have been anti-dilutive when in a net loss position.

Supplemental Schedules

Revenue by Product

	Three Months Ended September 30, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$264,785	$167,684	$27,480	$459,949
Effective APR	104%	94%	30%	96%
Finance charges	$69,738	$39,662	$2,080	$111,480
Other	275	331	749	1,355
Total revenue	$70,013	$39,993	$2,829	$112,835

	Three Months Ended September 30, 2020
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$225,041	$156,053	$8,607	$389,701
Effective APR	101%	92%	32%	96%
Finance charges	$57,169	$36,071	$688	$93,928
Other	6	15	215	236
Total revenue	$57,175	$36,086	$903	$94,164

	Nine Months Ended September 30, 2021
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$229,203	$149,534	$19,829	$398,566
Effective APR	102%	94%	30%	95%
Finance charges	$174,314	$105,650	$4,453	$284,417
Other	536	492	1,663	2,691
Total revenue	$174,850	$106,142	$6,116	$287,108

	Nine Months Ended September 30, 2020
	Rise (1)	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Average combined loans receivable – principal(2)	$279,202	$193,519	$6,805	$479,526
Effective APR	113%	94%	31%	104%
Finance charges	$236,207	$136,023	$1,580	$373,810
Other	114	191	507	812
Total revenue	$236,321	$136,214	$2,087	$374,622
(1)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2)    Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended September 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$28,099	$10,372	$1,850	$40,321
Net charge-offs	(30,210)	(8,063)	(742)	(39,015)
Provision for loan losses	42,299	10,832	1,772	54,903
Ending balance	$40,188	$13,141	$2,880	$56,209
Combined loans receivable(1)(2)	$306,229	$194,459	$35,142	$535,830
Combined loan loss reserve as a percentage of ending combined loans receivable	13.1%	6.8%	8.2%	10.5%
Net charge-offs as a percentage of revenues	43.1%	20.2%	26.2%	34.6%
Provision for loan losses as a percentage of revenues	60.4%	27.1%	62.6%	48.7%

	Three Months Ended September 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$40,614	$18,604	$1,376	$60,594
Net charge-offs	(15,336)	(6,720)	(372)	(22,428)
Provision for loan losses	9,039	3,531	594	13,164
Ending balance	$34,317	$15,415	$1,598	$51,330
Combined loans receivable(1)(2)	$234,277	$158,517	$9,179	$401,973
Combined loan loss reserve as a percentage of ending combined loans receivable	14.6%	9.7%	17.4%	12.8%
Net charge-offs as a percentage of revenues	26.8%	18.6%	41.2%	23.8%
Provision for loan losses as a percentage of revenues	15.8%	9.8%	65.8%	14.0%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Nine Months Ended September 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$33,968	$13,201	$1,910	$49,079
Net charge-offs	(72,233)	(21,437)	(2,298)	(95,968)
Provision for loan losses	78,453	21,377	3,268	103,098
Ending balance	40,188	13,141	2,880	56,209
Combined loans receivable(1)(2)	$306,229	$194,459	$35,142	$535,830
Combined loan loss reserve as a percentage of ending combined loans receivable	13.1%	6.8%	8.2%	10.5%
Net charge-offs as a percentage of revenues	41.3%	20.2%	37.6%	33.4%
Provision for loan losses as a percentage of revenues	44.9%	20.1%	53.4%	35.9%

	Nine Months Ended September 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Combined loan loss reserve(1):
Beginning balance	$52,099	$28,852	$1,041	$81,992
Net charge-offs	(108,397)	(54,044)	(1,437)	(163,878)
Provision for loan losses	90,615	40,607	1,994	133,216
Ending balance	34,317	15,415	1,598	51,330
Combined loans receivable(1)(2)	$234,277	$158,517	$9,179	$401,973
Combined loan loss reserve as a percentage of ending combined loans receivable	14.6%	9.7%	17.4%	12.8%
Net charge-offs as a percentage of revenues	45.9%	39.7%	68.9%	43.7%
Provision for loan losses as a percentage of revenues	38.3%	29.8%	95.5%	35.6%

(1)    Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.
(2)    Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended September 30, 2021
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	108,784	92,278	17,481	218,543
New customer loans originated	41,010	18,937	9,735	69,682
Former customer loans originated	18,295	154	—	18,449
Attrition	(35,391)	(3,870)	21	(39,240)
Ending number of combined loans outstanding	132,698	107,499	27,237	267,434
Customer acquisition cost	$268	$206	$52	$221
Average customer loan balance	$2,194	$1,744	$1,254	$1,918

	Three Months Ended September 30, 2020
	Rise	Elastic	Today
(Dollars in thousands)	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	107,125	108,553	6,566	222,244
New customer loans originated	6,794	831	864	8,489
Former customer loans originated	14,466	72	—	14,538
Attrition	(28,426)	(6,602)	(356)	(35,384)
Ending number of combined loans outstanding	99,959	102,854	7,074	209,887
Customer acquisition cost	$317	$369	$141	$305
Average customer loan balance	$2,157	$1,485	$1,256	$1,797

	Nine Months Ended September 30, 2021
	Rise	Elastic	Today
	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	103,940	100,105	10,803	214,848
New customer loans originated	77,370	28,128	17,060	122,558
Former customer loans originated	46,060	380	—	46,440
Attrition	(94,672)	(21,114)	(626)	(116,412)
Ending number of combined loans outstanding	132,698	107,499	27,237	267,434
Customer acquisition cost	$284	$261	$60	$248

	Nine Months Ended September 30, 2020
	Rise	Elastic	Today
	(Installment Loans)	(Lines of Credit)	(Credit Card)	Total
Beginning number of combined loans outstanding	152,435	146,317	3,207	301,959
New customer loans originated	31,834	10,888	4,332	47,054
Former customer loans originated	38,615	212	—	38,827
Attrition	(122,925)	(54,563)	(465)	(177,953)
Ending number of combined loans outstanding	99,959	102,854	7,074	209,887
Customer acquisition cost	$311	$337	$78	$295

Combined Loan Information

The Elastic line of credit product is originated by a third-party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Since the fourth quarter of 2018, the Company licensed its Rise installment loan brand to a third-party lender, FinWise Bank, which originates Rise installment loans in seventeen states. FinWise Bank initially provides all of the funding, retains 4% of the balances of all of the loans originated and sells the remaining 96% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Since the third quarter of 2020, the Company also licenses its Rise installment loan brand to an additional third-party lender, Capital Community Bank ("CCB"), which originates Rise installment loans in three states. Similar to the relationship with FinWise Bank, CCB initially provides all of the funding, retains 5% of the balances of all of the loans originated and sells the remaining 95% loan participation in those Rise installment loans to a third-party SPV, EC SPV, Ltd. Elevate is required to consolidate EC SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of the Rise installment loans originated by CCB and sold to EC SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. Under these programs, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There were no new loan originations in 2021 under our CSO programs, but the Company continued to have obligations as the CSO until the wind-down of this portfolio was completed in the third quarter of 2021. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:
•Rise CSO loans were originated and owned by a third-party lender; and
•Rise CSO loans were funded by a third-party lender and were not part of the VPC Facility.

As of each of the period ends indicated, the following table presents a reconciliation of:
•Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);
•Loans receivable, net, guaranteed by the Company;
•Combined loans receivable (which the Company uses as a non-GAAP measure); and
•Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2020		2021
(Dollars in thousands)	September 30	December 31	March 31	June 30	September 30
Company Owned Loans:
Loans receivable – principal, current, company owned	$346,380	$372,320	$331,251	$372,068	$466,140
Loans receivable – principal, past due, company owned	21,354	25,563	21,678	27,231	46,730
Loans receivable – principal, total, company owned	367,734	397,883	352,929	399,299	512,870
Loans receivable – finance charges, company owned	24,117	25,348	21,393	19,157	22,960
Loans receivable – company owned	391,851	423,231	374,322	418,456	535,830
Allowance for loan losses on loans receivable, company owned	(49,909)	(48,399)	(39,037)	(40,314)	(56,209)
Loans receivable, net, company owned	$341,942	$374,832	$335,285	$378,142	$479,621
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$9,129	$1,795	$145	$17	$—
Loans receivable – principal, past due, guaranteed by company	314	144	15	4	—
Loans receivable – principal, total, guaranteed by company(1)	9,443	1,939	160	21	—
Loans receivable – finance charges, guaranteed by company(2)	679	299	22	4	—
Loans receivable – guaranteed by company	10,122	2,238	182	25	—
Liability for losses on loans receivable, guaranteed by company	(1,421)	(680)	(122)	(7)	—
Loans receivable, net, guaranteed by company(3)	$8,701	$1,558	$60	$18	$—
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$355,509	$374,115	$331,396	$372,085	$466,140
Combined loans receivable – principal, past due	21,668	25,707	21,693	27,235	46,730
Combined loans receivable – principal	377,177	399,822	353,089	399,320	512,870
Combined loans receivable – finance charges	24,796	25,647	21,415	19,161	22,960
Combined loans receivable	$401,973	$425,469	$374,504	$418,481	$535,830
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(49,909)	$(48,399)	$(39,037)	$(40,314)	$(56,209)
Liability for losses on loans receivable, guaranteed by company	(1,421)	(680)	(122)	(7)	—
Combined loan loss reserve	$(51,330)	$(49,079)	$(39,159)	$(40,321)	$(56,209)
Combined loans receivable – principal, past due(3)	$21,668	$25,707	$21,693	$27,235	$46,730
Combined loans receivable – principal(3)	377,177	399,822	353,089	399,320	512,870
Percentage past due	5.7%	6.4%	6.1%	6.8%	9.1%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	12.8%	11.5%	10.5%	9.6%	10.5%
Allowance for loan losses as a percentage of loans receivable – company owned	12.7%	11.4%	10.4%	9.6%	10.5%

(1)    Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(2)    Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements. The wind-down of the CSO program was completed in the third quarter of 2021.
(3)    Non-GAAP measure.
(4)    Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.